UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: January 17, 2008

UNIVERSAL FOREST PRODUCTS, INC.
(Exact Name of Registrant as Specified in Charter)

Michigan (State or Other Jurisdiction of Incorporation)	00-22684 (Commission File Number)	38-1465835 (IRS Employer Identification No.)

2801 East Beltline, N.E. Grand Rapids, Michigan (Address of principal executive office)	49525 (Zip Code)

Registrant’s telephone number, including area code: (616) 364-6161

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
[_]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[_]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
[_]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Section 2.	Financial Information

Item 2.06.	Material Impairments

        On January 21, 2008, Universal Forest Products, Inc. (the “Company”) issued a press release announcing the closure and intended sale of certain of its operating facilities. A copy of the press release is attached to this Current Report as Exhibit 99.1.

        Management of the Company determined that certain of its closed facilities would not be needed when the anticipated housing market recovers and, consequently, authorized and approved the sale of these facilities. On January 17, 2008, the Company concluded that the permanent closure and sale of these facilities would require the Company to incur a material impairment charge, under generally accepted accounting principles (GAAP) to certain property, plant, and equipment constituting or associated with the plants to be closed and sold. The impaired assets generally include the improved real estate and equipment associated with the plants being closed, which are as follows:

•	Stanfield, North Carolina
•	Gulfport, Mississippi
•	Elkhart, Indiana
•	Westville, Indiana
•	Sanford, North Carolina
•	Thorndale, Ontario, Canada (only a portion of this plant is being permanently closed)

        The Company estimates that the charge for impairment will be approximately $6.8 million on a pre-tax basis (approximately $5.5 million after income taxes). This charge is a non-cash charge and all of these charges are expected to be recorded in the fourth quarter of 2007.

Section 9.	Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit 99.1	Press Release issued January 21, 2008

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 22, 2008	UNIVERSAL FOREST PRODUCTS, INC. (Registrant) By: /s/ Michael R. Cole —————————————— Michael R. Cole Principal Financial Officer and Treasurer